                                                                    Exhibit 23.6



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-65279, 333-85701 and 333-85703 of Citadel Communications Corporation on Form S-8 of our report dated March 28, 1997 relating to the consolidated financial statements of Tele-Media Broadcasting Company and its partnership interests as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K of Citadel Communications Corporation filed on December 10, 1999.


/s/ Deloitte & Touche LLP

Pittsburgh, PA
December 10, 1999